UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 17, 2017

bebe stores, inc.
(Exact Name of Registrant as Specified in Charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonus
To encourage continued employment through the Company’s restructuring process, the Company entered into a retention bonus agreement with Darren Horvath, the Company's controller and principal accounting officer on August 17, 2017.
Mr. Horvath will receive a retention bonus (the “Retention Bonus”) of fifty thousand dollars ($50,000) should he remain employed by the Company until December 31, 2017 (the “End Date”). The Retention Bonus will not be earned and will not be paid if he (i) voluntarily terminates employment or (ii) is terminated by the Company for cause prior to the End Date. If
Mr. Horvaths’ employment is terminated by the Company without cause prior to the End Date, Mr. Horvath will be paid the entire amount of the Retention Bonus.

The foregoing description of the Retention Bonus does not purport to be complete and is qualified in its entirety by reference to the Retention Bonus letter agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending July 1, 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bebe stores, inc.
Dated: August 22, 2017	/s/ Walter Parks
Name: Walter Parks
Title: President, Chief Operating Officer, Interim Chief Financial Officer